-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                     TERM SHEET
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

The following is a term sheet.  The information in this term sheet is preliminary and is subject to completion or change.

-------------------------------------------------------------------------------------------------------------------------
                                                       TERM SHEET
-------------------------------------------------------------------------------------------------------------------------

                                     SunTrust Acquisition Closed-End Seconds Trust

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                              $350,637,000 (Approximate)
-------------------------------------------------------------------------------------------------------------------------

                                                     Series 2007-1

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                  ACE SECURITIES CORP.
                                                      (Depositor)

                                     SunTrust Acquisition Closed-End Seconds Trust,
                                                     Series 2007-1
                                                    (Issuing Entity)
-------------------------------------------------------------------------------------------------------------------------

                                                 Lead Underwriters

                                                [LOGO] Deutsche Bank

                                       [LOGO] SunTrust Robinson Humphrey
                                              --------------------------
                                                         Capital Markets
                            A Division of SunTrust Capital Markets, Inc.

                                                    Co-Manager

                                                [LOGO] BEAR STEARNS

                                                  April 30, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

The analysis in this report is based on information  provided by ACE Securities Corp. (the "Depositor") and is ABS informational and computational  material used in reliance on Securities Act Rule 167 (230.167).  Investors are urged to read the base  prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important  information.  Such documents may be obtained without charge at the Securities and Exchange  Commission's website.
The Commission file number for the related registration statement is 333-131727.  Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting  Deutsche Bank  Securities,  Inc.'s ("DBSI") trading desk at (212) 250-7730.
This term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement  (collectively,  the  "Prospectus").  The  information in this term sheet is preliminary  and is subject to completion or change.  The information in this term sheet, if conveyed prior to the time of your  commitment to purchase,  supersedes  information contained in any prior similar term sheet relating to these securities. This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer,  solicitation or sale is not permitted.  You should consult your own counsel,  accountant,  and other  advisors as to the legal,  tax,  business,  financial  and related  aspects of a purchase of these securities.

The attached  information  contains certain tables and other statistical  analyses (the  "Computational  Materials") which have been prepared  by DBSI in reliance  upon  information  furnished  by the  Depositor.  Numerous  assumptions  were used in  preparing  the
Computational  Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational
Materials and/or the assumptions  upon which they are based reflect present market  conditions or future market  performance.  These
Computational  Materials  should not be construed as either  projections or predictions  or as legal,  tax,  financial or accounting advice.  Any weighted  average  lives,  yields and  principal  payment  periods  shown in the  Computational  Materials are based on prepayment  assumptions,  and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal  payment  periods.  In addition,  it is possible that  prepayments on the underlying  assets will occur at rates slower or faster than the rates shown in the attached  Computational  Materials.  Furthermore,  unless otherwise  provided,  the Computational
Materials assume no losses on the underlying assets and no interest shortfalls.  The specific  characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any  representation  or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee,  representative,  or other agent of such person or entity)
may disclose to any and all persons,  without  limitation,  the tax treatment and tax  structure of the  transaction  (as defined in
United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity.  However,  such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND SUNTRUST ROBINSON HUMPHREYAND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR
ANY OF ITS AFFILIATES.  DBSI AND SUNTRUST  ROBINSON HUMPHREY IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY
IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 2

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

                                          TERM SHEET DATED April 30, 2007
                                  SunTrust Acquisition Closed-End Seconds Trust,
                                                   Series 2007-1
                                      Asset-Backed Pass-Through Certificates
                                            $350,637,000 (Approximate)

                                    Subject to a permitted variance of +/- 10%.

------------------------------------------------------------------------------------------------------------------------------------

                                                       Structure Overview (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                    To 10% Optional Termination
------------------------------------------------------------------------------------------------------------------------------------
                                                             Principal
                                                     WAL      Payment         Pmt     Interest     Legal             Expected
         Class            Approximate              (yrs)       Window        Delay     Accrual      Final             Ratings
                           Size ($)         Type     (2)    (months) (2)    (days)     Basis      Maturity           (S&P/DBRS)

Offered Certificates:
                A (3)        317,075,000    Float    2.50          1 - 85        0     ACT/360     May 2037         AAA / AAA
                  M-1          7,232,000    Float    4.79         40 - 85        0     ACT/360     May 2037       A+ / A(High)
                  M-2         11,496,000    Float    4.76         39 - 85        0     ACT/360     May 2037        A- / A(Low)
                  M-3         14,834,000    Float    1.70         13 - 30        0     ACT/360     May 2037      BBB- / BBB(Low)
    Total Offered            350,637,000

Non-Offered Certificates:
------------------------------------------------------------------------------------------------------------------------------------
                  M-4         16,689,000    Float       Non-Offered                    ACT/360     May 2037      BB+ / BB(High)
------------------------------------------------------------------------------------------------------------------------------------
    Total Non-Offered         16,689,000

------------------------------------------------------------------------------------------------------------------------------------
(1) The structure is preliminary and subject to change.
(2)  The Pricing Speed for the Certificates is 100% PPC (10% CPR growing to 28% CPR over 12 months and 28% CPR thereafter).
(3) XL Capital Assurance Inc wrapped Certificate.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       Transaction Overview
-----------------------------------------------------------------------------------------------------------------------------------
Certificates:                   The Class A Certificates (the "Senior  Certificates" or "Class A Certificates")  and the Class M-1
                                Certificates,   Class  M-2  Certificates,  Class  M-3  Certificates  and  Class  M-4  Certificates
                                (collectively,  the "Mezzanine Certificates").  The Class A Certificates,  Class M-1 Certificates,
                                Class M-2  Certificates and Class M-3 Certificates are referred to collectively in this term sheet as the "Offered  Certificates".  The pass-through  rates on the Senior  Certificates and Mezzanine
                                Certificates will be the lesser of (i) One-Month LIBOR plus their respective  margins and (ii) the applicable Net WAC Pass-Through Rate.
-----------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 3

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
-------------------------------------------------------------------------------------------------------------------------------------
Collateral:                         The  mortgage  loans  included in the Issuing  Entity will be  fixed-rate,  closed-end second lien mortgage loans (the "Mortgage  Loans").  As of the Cut-off Date, the Mortgage Loans
                                    will consist of  approximately  5,767  Mortgage  Loans.  The  aggregate  outstanding  principal balance of all of the Mortgage Loans is approximately $370,848,626 as of the Cut-off Date.

Senior Certificates                 Class A Certificates

Mezzanine Certificates:             Class  M-1  Certificates,  Class  M-2  Certificates,  Class  M-3  Certificates  and  Class  M-4
                                    Certificates

Depositor:                          ACE Securities Corp.

Seller and Sponsor:                 SunTrust Asset Funding, LLC

Originators:                                                                                                    % of Aggregate
                                                                                    Aggregate Remaining       Remaining Principal
                                    Originator                                     Principal Balance ($)            Balance
                                    American Home                                        251,480,115                    67.81
                                    New Century                                           38,142,432                    10.29
                                    Quicken Loans                                         20,112,907                     5.42
                                    Peoples Choice                                        18,938,160                     5.11
                                    Other                                                 42,175,012                    11.37
                                    ------------------------------------------------------------------------------------------------
                                    Total                                                370,848,626                   100.00

Master Servicer and Securities      Wells Fargo Bank, National Association
Administrator:

Servicer:                           GMAC Mortgage, LLC ("GMAC")

Trustee:                            HSBC Bank USA, National Association

Custodian:                          Deutsche Bank National Trust Company

Credit Risk Manager:                Clayton Fixed Income Services Inc.

Lead Underwriters:                  Deutsche Bank Securities Inc.; SunTrust Robinson Humphrey

Co-Manager                          Bear, Stearns & Co. Inc.

Swap Provider:                      Bear, Stearns & Co. Inc.

Class A Certificate Insurer:        XL Capital Assurance Inc.

Certificate Insurance Policy:       The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the holders of the Class A Certificates

Cut-off Date:                       April 1, 2007

Expected Pricing:                   Week of May 7, 2007

Expected Closing Date:              On or about May 14, 2007

Record Date:                        For so long as the Offered  Certificates  are held in book-entry  form, the Record Date will be the business day  immediately  preceding  the related  Distribution  Date.  With respect to any
                                    Offered  Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:                  25th day of each month (or the next business day if such day is not a business day)  commencing in May 2007.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 4

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  Transaction Overview (Cont.)
---------------------------------------------------------------------------------------------------------------------------------
Determination Date:             With  respect  to any  Distribution  Date,  the 15th  day of the  calendar  month in which  such
                                Distribution  Date  occurs  or,  if such  15th  day is not a  business  day,  the  business  day immediately preceding such 15th day.

Due Period:                     The Due Period  with  respect to any  Distribution  Date will  commence on the second day of the month  immediately  preceding  the month in which such  Distribution  Date occurs and end on the first day of the month in which such Distribution Date occurs.

Prepayment Period:              With respect to each  Distribution  Date, the calendar  month  preceding the month in which such
                                Distribution Date occurs.

Interest Accrual Period:        Interest  will  initially  accrue  on  the  Offered  Certificates  from  the  Closing  Date   to
                                (but excluding) the first  Distribution  Date, and thereafter,  from the prior Distribution Date to  (but  excluding)  the  current  Distribution  Date  on  an  actual/360  basis.  The  Offered
                                Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:   For the Offered  Certificates  of any class on any  Distribution  Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate  Principal Balance of that class immediately  prior to such Distribution Date at the then applicable  pass-through rate for such class,  and reduced (to an amount not less than zero),  in the case of each such class,  by the allocable share, if any, for such class of (i) prepayment  interest shortfalls to the extent not  covered by  Compensating  Interest  paid by the  Servicer or the Master  Servicer  and (ii)
                                shortfalls  resulting from the application of the Servicemembers'  Civil Relief Act (the "Relief
                                Act") or similar state or local laws.

Interest Carry Forward Amount:  For any class of interest bearing  certificates  and any  Distribution  Date, the sum of (i) the
                                excess,  if any, of the Interest  Distribution  Amount for the prior  Distribution  Date and any
                                Interest Carry Forward  Amount for the prior  Distribution  Date,  over the amount in respect of interest  actually  distributed on such class on such prior  Distribution Date and (ii) interest on such excess at the  applicable  pass-through  rate on the basis of the actual  number of days elapsed since the prior Distribution Date.

Senior Interest Distribution    On  any  Distribution  Date,  will  be an  amount  equal  to the  sum  of the  Interest
Amount:                         Distribution  Amount for the Class A Certificates  for such  Distribution  Date and the Interest
                                Carry Forward Amount, if any, for the Class A Certificates for such Distribution Date.

Administration Fee Rate:        The Master  Servicer,  the Servicer and the Credit Risk Manager will be paid monthly fees on the outstanding  principal  balance  of the  Mortgage  Loans.  These fees (the  "Administration  Fee
                                Rate")  initially  aggregate to a weighted average  servicing fee of  approximately  0.5300% per annum.

Compensating Interest:          The Servicer will be required to cover Prepayment  Interest Shortfalls on prepayments in full on the  Mortgage  Loans  received  during the related  Prepayment  Period up to the  Servicing  Fee payable to the Servicer.  If the Servicer fails to make such payments,  the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment Interest             Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.
Shortfalls:

-----------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 5

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  Transaction Overview (Cont.)
---------------------------------------------------------------------------------------------------------------------------------
Optional Termination:            On any Distribution  Date on which the aggregate  outstanding  principal balance of the Mortgage
                                 Loans  as of the  related  Determination  Date is less  than or  equal  to 10% of the  aggregate outstanding  principal  balance of the Mortgage  Loans as of the Cut-off Date,  the Servicer may
                                 purchase all of the Mortgage Loans and REO properties  remaining in the trust,  causing an early retirement  of the  Certificates,  but is not  required to do so. In the event that the Servicer fails to exercise such purchase option,  the Master Servicer may, subject to certain  conditions set forth in the pooling and servicing  agreement,  exercise such purchase option.  In the event that the Master  Servicer  fails to  exercise  such  purchase  option,  the Class A  Certificate
                                 Insurer may,  subject to certain  conditions  set forth in the pooling and servicing  agreement, exercise  such  purchase  option.  In the event that  either  the  Servicer  or Master  Servicer exercises  the  Optional  Termination,  such  party  must  obtain  the  consent  of the  Class A
                                 Certificate  Insurer if (i) any amounts are owed to the Class A Certificate  Insurer or (ii) the
                                 Optional  Termination  would  result in a draw on the policy  issued by the Class A  Certificate
                                 Insurer.  In the event  either the  Servicer,  Master  Servicer or Class A  Certificate  Insurer
                                 exercises this option,  the portion of the purchase price allocable to the certificates will be, to the  extent  of  available  funds,  (i) 100% of the then  outstanding  Certificate  Principal
                                 Balance of the certificates,  plus (ii) one month's interest on the then outstanding Certificate
                                 Principal  Balance of the  certificates at the then applicable  pass-through  rate for each such class,  plus (iii) any previously  accrued but unpaid  interest  thereon to which the holders of the certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.

Monthly Servicer Advances:      The   Servicer  will  collect  monthly  payments  of  principal  and  interest  on  the Mortgage
                                Loans and will be  obligated  to make  advances of  delinquent  monthly  principal  and interest payments but only to the extent such amounts are deemed  recoverable.  If the Servicer  fails to make  any  such  advances,  the  Master  Servicer  will  be  required  to do so  subject  to its determination  of  recoverability.  The  Servicer  and the Master  Servicer  are  entitled to be reimbursed  for  these  advances,  and  therefore  these  advances  are  not a  form  of  credit enhancement.

Credit Enhancement:             1) Excess Interest;
                                2) Overcollateralization ("OC");
                                3) Subordination; and
                                4) Certificate Guaranty Insurance Policy.

Certificate Guaranty            The Class A Certificates  will have the benefit of a financial  guaranty  insurance  policy (the
Insurance Policy:               "Certificate  Guaranty Insurance Policy") pursuant to which the Class A Certificate  Insurer, in consideration  of the payment of a premium and subject to the terms of the Certificate  Guaranty
                                Insurance  Policy,  will  guarantee  the  monthly  payment of  principal  and  current  interest shortfalls on the Class A Certificates,  except  shortfalls and losses resulting from prepayment interest shortfalls,  Relief Act shortfalls and Net WAC Rate Shortfalls. The Class A Certificate
                                Insurer's  claims  paying  ability is rated  "AAA",  "AAA" and "Aaa" by S&P,  Fitch and Moody's, respectively.
--------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 6

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
--------------------------------------------------------------------------------------------------------------------------------
  Allocation of Losses:          Any Realized  Losses on the Mortgage Loans will,  first,  reduce the Net Monthly  Excess  Cashflow
                                 available   to   make   payments   to   the    Certificateholders    and,   second,   reduce   the
                                 Overcollateralization  Amount. If on any Distribution  Date, after all  distributions  (other than payments under the Certificate  Guaranty  Insurance  Policy) are made to  Certificateholders,  the aggregate  principal  balance of the Certificates  exceeds the aggregate  principal balance of the
                                 Mortgage Loans  outstanding,  such excess will be allocated first, to the Class M-4  Certificates, second,  to the Class M-3  Certificates,  third to the Class M-2 Certificates  and fourth,  to the
                                 Class M-1  Certificates.  To the extent that remaining  excess  exists,  a payment of principal in that amount will be made under the Certificate  Guaranty  Insurance  Policy for the benefit of the
                                 Class A Certificateholders.

                                 Once Realized Losses have been allocated to the Mezzanine Certificates,  such amounts with respect to such  Certificates  will no longer  accrue  interest and such  amounts  will not be  reinstated
                                 thereafter  (except in the case of  subsequent  recoveries).  However,  the amount of any Realized
                                 Losses  allocated to the Mezzanine  Certificates  may be  distributed  to such  certificates  on a subordinated  basis on any  Distribution  Date from Net  Monthly  Excess  Cashflow,  to the extent available  for such  distribution  or from  any Net Swap  Payments  payable  by the Swap  Provider available for this purpose.

                                 A  "Realized  Loss" for a  Liquidated  Mortgage  Loan is equal to the  principal  balance  of such
                                 Liquidated  Mortgage Loan plus interest thereon from the date on which interest was last paid less any net  liquidation  proceeds  received on such Mortgage Loan and for a Charged Off Mortgage Loan is equal to the principal  balance of such Charged Off Mortgage  Loan plus  interest  thereon from the date on which interest was last paid.

                                 A "Liquidated  Mortgage  Loan" is a Mortgage Loan that was  liquidated  and for which the Servicer has  determined  that it has  received all amounts it expects to receive in  connection  with such liquidation,  including  payments under any hazard insurance  policy or any condemnation  proceeds and amounts received in connection with the final disposition of the related REO property.

                                 A "Charged  Off  Mortgage  Loan" is a  defaulted  Mortgage  Loan that the  Servicer is required to charge off once such  Mortgage Loan becomes 180 days  delinquent  provided that such Mortgage Loan has not yet been liquidated.

--------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 7

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                  Transaction Overview (Cont.)
----------------------------------------------------------------------------------------------------------------------------------
Required                        Overcollateralization  refers to the  amount  by which the  aggregate  principal  balance  of the
Overcollateralization           Mortgage Loans exceeds the aggregate  Certificate  Principal  Balance of the certificates  (other
Amount:                         than the Class CE  Certificates).  This excess (the  "Overcollateralization  Amount") is intended to protect  the  certificateholders  against  shortfalls  in payments  on the  Certificates.  The
                                Required  Overcollateralization  Amount for the Certificates,  which will be fully established at issuance,  is an amount equal to the sum of (A) the product of (i)  approximately  0.95% and (ii)
                                the  aggregate  principal  balance of the  Mortgage  Loans as of the  Cut-off  Date,  and (B) the
                                cumulative  amount  of Net  Monthly  Excess  Cashflow  paid  to  the  Class  M-3  and  Class  M-4
                                Certificates  pursuant to clause (11) under "Payment Priority" on all prior  Distribution  Dates.
                                On or after the Stepdown Date and provided  that a trigger  event is not in effect,  the Required
                                Overcollateralization  Amount may be  permitted  to decrease to the sum of (A) The product of (i)
                                approximately  1.90% and (ii) the  aggregate  principal  balance of the Mortgage  Loans as of the last day of the related Due Period and (B) the cumulative  amount of Net Monthly Excess  Cashflow paid to the  Class M-3 and  Class  M-4  Certificates  pursuant  to  clause  (11)  under  "Payment
                                Priority" on all prior Distribution  Dates,  subject to a floor amount of approximately  0.50% of the aggregate  outstanding  principal  balance of the Mortgage  Loans as of the Cut-off Date. If,
                                due   to   losses,   the   Overcollateralization   Amount   is   reduced   below   the   Required
                                Overcollateralization  Amount, Net Monthly Excess Cashflow,  to the extent available will be paid to the  Certificates  then entitled to receive  distributions in respect of principal in order to reduce the certificate  principal  balance of such  Certificates to the extent necessary to reach the Required  Overcollateralization  Amount.  In  addition,  Net Swap  Payments  paid by the Swap
                                Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization           An  "Overcollateralization  Increase Amount" for any Distribution  Date will be the lesser of (i)
Increase Amount:                the sum of the Net  Monthly  Excess  Cashflow  and Net  Swap  Payments  received  from  the  Swap
                                Provider,   if  any,   for  that   Distribution   Date  and  (ii)  the  excess  of  the  Required
                                Overcollateralization  Amount over the current  Overcollateralization  Amount  after  taking into account all other  distributions to be made on the Distribution Date limited to the distributions made with funds paid as principal payments on the Mortgage Loans.

Overcollateralization           An  Overcollateralization  Reduction Amount for any Distribution  Date is the amount by which the
Reduction Amount:               current  Overcollateralization  Amount  exceeds the Required  Overcollateralization  Amount after taking into account all other  distributions to be made on the  Distribution  Date limited to the distributions made with funds paid as principal payments on the Mortgage Loans.

Stepdown Date:                  Will be the earlier of (i) the first  Distribution Date following the Distribution Date which the
                                Certificate  Principal  Balances  of the Class A  Certificates  are  reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in May 2010 and (y) the first  Distribution
                                Date on which the Class A Credit Enhancement  Percentage  (calculated for this purpose only after taking  into  account  distributions  of  principal  on the  Mortgage  Loans,  but  prior  to any distribution  of  principal  to the  holders of the  certificates)  is equal to or  greater  than approximately 29.00%.

Credit Enhancement Percentage:  The Credit  Enhancement  Percentage for any class of certificates  and any  Distribution
                                Date is the percentage  obtained by dividing (x) the aggregate  Certificate  Principal Balance of the classes  subordinate  to such class  (which  includes  the Class CE  Certificate)  by (y) the aggregate  principal  balance of the Mortgage Loans,  calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced,  and
                                unscheduled   collections  of  principal  received  during  the  related  Prepayment  Period  and distribution  of the  Principal  Distribution  Amount to the  holders  of the  Certificates  then entitled to distributions of principal on the Distribution Date.
----------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 8

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------------------
                                                 Transaction Overview (Cont.)
  ----------------------------------------------------------------------------------------------------------------------------

                               Class             (S&P/DBRS)              Initial CE %          CE % On/After Step Down Date
                               -----             ----------              ------------          ----------------------------
                               A                  AAA / AAA                 14.50%                       29.00%
                               M-1               A+ / A(High)               12.55%                       25.10%
                               M-2               A- / A(Low)                 9.45%                       18.90%
                               M-3             BBB- / BBB(Low)               5.45%                       10.90%
                               M-4              BB+ / BB(High)               0.95%                        1.90%

 Net Monthly Excess            For any  Distribution  Date is  equal  to the sum of (i) any  Overcollateralization  Reduction
 Cashflow:                     Amount  and (ii) the  excess of the  Available  Distribution  Amount  over the sum of (v) with respect  to the  Class A  Certificates,  the  Senior  Interest  Distribution  Amount  for such
                               Distribution Date, (w) with respect to the Mezzanine  Certificates,  the Interest Distribution
                               Amount for such Distribution  Date, (x) the amount of principal  required to be distributed to the holders of the  certificates  on such  Distribution  Date  pursuant to clauses (3) and (4)
                               under  "Payment  Priority",  (y) any Net Swap  Payment or the Swap  Termination  Payment  (not
                               caused by a Swap Provider  Trigger Event (as defined in the Swap  Agreement)) owed to the Swap
                               Provider  and (z) amounts  paid to the Class A  Certificate  Insurer in respect of its premium and reimbursement amounts.

 Net WAC Pass-Through Rate:    For Class A and Subordinate  Certificates,  the Net WAC Pass-through  Rate will equal the per annum rate (subject to  adjustment  based on the actual number of days elapsed in the related
                               Interest  Accrual Period) equal to the product of (i) 12 and (ii) a fraction,  expressed as a percentage,  the  numerator of which is the  difference  of (a) the amount of interest  which accrued  on the  Mortgage  Loans in the  prior  calendar  month  minus  the  fees,  expenses, indemnities and/or reimbursements  payable to the Servicer,  the Master Servicer,  the Credit
                               Risk Manager and the Class A  Certificate  Insurer with  respect to such  Distribution  Date, over (b) any Net Swap Payment or Swap Termination  Payment made to the Swap Provider for such
                               Distribution  Date (which was not caused by a Swap  Provider  Trigger Event as defined in the
                               Swap  Agreement),  and the  denominator  of which is the aggregate  principal  balance of the
                               Mortgage  Loans as of the last day of the  immediately  preceding  Due  Period  (or as of the
                               Cut-off Date with respect to the first  Distribution  Date), after giving effect to principal prepayments received during the related Prepayment Period.

 Net WAC Rate Carryover        If on any Distribution  Date the Pass-Through  Rate for any class of Certificates is
 Amount:                       limited by the Net WAC  Pass-Through  Rate,  such class will be entitled to the "Net WAC Rate
                               Carryover  Amount" which will be equal to the sum of (i) the excess, if any of (a) the amount of interest  that would have accrued on such class based on One-Month  LIBOR plus the related margin  over  (b)  the  amount  of  interest  accrued  on  such  class  based  on the Net WAC
                               Pass-Through  Rate and (ii) the unpaid portion of any related Net WAC Rate  Carryover  Amount from the prior  Distribution  Date together with interest accrued on such unpaid portion at a rate equal to One-Month  LIBOR plus the related  margin for the most recently  ended Interest
                               Accrual Period.  Any Net WAC Rate Carryover Amount will be paid on such  Distribution Date or future  Distribution  Dates to the  extent  of funds  available.  The Net WAC Rate  Carryover
                               Amount will be distributed from certain amounts received by the Securities Administrator,  on behalf of the supplemental  interest trust (described  below),  under the Swap Agreement,  if any,  and  from  the  Net  Monthly  Excess  Cashflow  on a  subordinated  basis  on the  same
                               Distribution  Date or on any subsequent  Distribution  Date to the extent of available funds.
                               The ratings on each class of Offered  Certificates  will not address  the  likelihood  of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

-----------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 9

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                           Transaction Overview (Cont.)
-----------------------------------------------------------------------------------------------------------------------------------
 Swap Agreement:               On the Closing  Date,  the Trustee will enter into a Swap  Agreement  with the Swap  Provider described in the prospectus  supplement.  The Swap  Agreement  will have an initial  notional amount  of  $335,803,000.  Beginning  with  the  Distribution  Date in May  2007,  the  trust
                               (through a  supplemental  interest  trust) will be  obligated  to pay an amount  equal to the product of (i) 5.065% per annum,  (ii) the Swap Notional  Amount (as defined below) and (iii)
                               a fraction,  the numerator of which is 30 and the  denominator  of which is 360, and the Swap
                               Provider will be obligated to pay to the supplemental  interest trust, for the benefit of the holders of the Offered  Certificates,  an amount equal to the product of (i) one-month LIBOR,
                               (ii) the Swap  Notional  Amount and (iii) a fraction,  the  numerator  of which is the actual number of days elapsed  during the related  Interest  Accrual  Period and the  denominator of which is 360,  until the Swap Agreement is  terminated.  The "Swap Notional  Amount" for each
                               Distribution  Date will be equal to the  lesser of (a) the  aggregate  certificate  principal balance of the Offered Certificates on the day immediately  preceding such Distribution Date, and (b) the  scheduled  swap  notional  amount  set  forth  in the  Swap  Agreement  for such
                               Distribution  Date.  Only  the  net  amount  of the  two  obligations  will  be  paid  by the appropriate party (the "Net Swap Payment").  See the attached schedule.

                               A separate  trust  created under the pooling and servicing  agreement  (the  "Supplemental
                               Interest  Trust") will hold the Swap  Agreement.  The Swap Agreement and any payments made by the Swap Provider  thereunder  will be assets of the  Supplemental  Interest  Trust but will not be assets of any REMIC.

                               Upon early  termination of the Swap Agreement,  the Securities  Administrator on behalf of the  Supplemental  Interest Trust or the Swap Provider may be liable to make a termination payment  (the "Swap  Termination  Payment") to  the other party (regardless of which party caused the  termination).  The Swap  Termination  Payment  will be computed in  accordance with the  procedures  set forth in the Swap  Agreement.  In the event that the  Securities
                               Administrator,  on behalf of the  Supplemental  Interest Trust, is required to make a Swap
                               Termination  Payment which is not payable as a result of the occurrence of a swap provider trigger  event  under  the  Swap  Agreement,  that  payment  will be  paid on the  related
                               Distribution  Date, and on any subsequent  Distribution  Dates until paid in full prior to distributions to Certificateholders.

 Available Distribution        For any Distribution  Date, net of the  administration  expenses and amounts  reimbursable to
 Amount:                       the Servicer,  Master  Servicer,  Trust  Administrator  and the Trustee under the Pooling and
                               Servicing  Agreement,  an  amount  equal to (i) the  aggregate  amount of  scheduled  monthly payments on the  Mortgage  Loans due on the related Due Date and  received on or prior to the related  Determination  Date;  (ii)  unscheduled  payments in respect of the  Mortgage  Loans
                               (including prepayments,  insurance proceeds,  liquidation proceeds, subsequent recoveries and proceeds from  repurchases of and  substitutions  for the Mortgage Loans occurring during the
                               Prepayment  Period or proceeds from the  repurchase of the Mortgage Loans due to the Optional
                               Termination  of the  Trust);  (iii) all P&I  Advances  with  respect  to the  Mortgage  Loans received for the Distribution  Date; and (iv) all Compensating  Interest paid by the Servicer or Master Servicer in respect of Prepayment  Interest  Shortfalls for the related  Prepayment
                               Period.

 ----------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 10

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------------------------------------
                                             Transaction Overview (Cont.)
 ---------------------------------------------------------------------------------------------------------------------------
 Class A Principal
 Distribution Amount:          Until the  Stepdown  Date,  or if a Trigger  Event  occurs,  the Class A  Certificates  will receive the principal  collected on the Mortgage Loans plus any Net Monthly Excess  Cashflow and any Net Swap Payment  received by the  Securities  Administrator  from the Swap Provider required  to  restore  or  maintain  the  Required  Overcollateralization  Amount  until the aggregate  certificate  principal  balance of the Class A  Certificates  has been reduced to zero.  On or after the Stepdown  Date, if no Trigger  Event  occurs,  principal  paid on the
                               Class A Certificates  will be an amount such that the Class A Certificates  will maintain at least  a  [29.00%]  Credit  Enhancement  Percentage  (2x  the  Class  A  Credit  Enhancement
                               Percentage).  The Class A Principal  Distribution  Amount will be distributed to the holders of the Class A Certificates.

 Class M Principal             Unless the Class A Certificates  have been reduced to zero, the Mezzanine  Certificates will
 Distribution Amount:          generally  not receive any  principal  payments  until the  Stepdown  Date.  On or after the
                               Stepdown  Date (if no Trigger Event is in effect),  principal  will be paid to the Mezzanine
                               Certificates,  first to the Class M-1  Certificates  until it  reaches  at least a  [25.10%]
                               Credit  Enhancement  Percentage  (2x the Class M-1 Target  Credit  Enhancement  Percentage),
                               second  to the  Class  M-2  Certificates,  until  it  reaches  at  least a  [18.90%]  Credit
                               Enhancement  Percentage (2x the Class M-2 Target Credit  Enhancement  Percentage),  third to the  Class  M-3  Certificates,  until it  reaches  at least a  [10.90%]  Credit  Enhancement
                               Percentage (2x the Class M-3 Target Credit Enhancement Percentage),  and fourth to the Class
                               M-4 Certificates,  until it reaches at least a [1.90%] Credit Enhancement Percentage (2x the
                               Class M-4 Target Credit Enhancement Percentage)

 Coupon Step-up:               On the Distribution  Date following the first possible  optional  termination date, the margin on the Certificates  will increase to the following,  subject to the applicable Net WAC Pass-Through
                               Rate.

                               Class                                       After Optional Termination
                               -----                                       --------------------------
                               A Certificates                              2 x Margin

                               Mezzanine Certificates                      1.5 x Margin

   ---------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 11

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Transaction Overview (Cont.)
-----------------------------------------------------------------------------------------------------------------------------------

     Trigger Event:              If either the Delinquency Test or Cumulative Loss Test is violated.

     Delinquency Test:           The  determination  on any Distribution  Date that the percentage  obtained by dividing (x) the sum of the  principal  amount of (1)  Mortgage  Loans  delinquent  60 days or more  (other than
                                 Charged Off Loans),  (2) Mortgage  Loans in  foreclosure,  (3) REO  Properties and (4) Mortgage
                                 Loans  discharged  due to  bankruptcy by (y) the  aggregate  principal  balance of the Mortgage
                                 Loans, in each case, as of the last day of the previous calendar month, exceeds [4.50%].

     Cumulative Loss Test:       The  determination  on any  Distribution  Date  that the  aggregate  amount of  Realized  Losses incurred  since the Cut-off Date  through the last day of the related Due Period  divided by the aggregate  principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                 Month                                         Percentage
                                 -----                                         ----------
                                 May 2010 to April 2011                        [4.25%]
                                 May 2011 to April 2012                        [6.50%]
                                 May  2012 to April 2013                       [7.75%]
                                 May 2013 and thereafter                       [8.25%]
-----------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 12

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------
Payment Priority:    I. On each Distribution Date, the Available Distribution Amount will be distributed as follows:

                     1.   To the Class A  Certificate  Insurer , the amount  owing to it, in respect of its  premium  and then to the  Supplemental  Interest  Trust,  to pay any Net Swap  Payment  or the Swap  Termination
                          Payment (not caused by a Swap Provider  Trigger Event (as defined in the Swap  Agreement))  owed to the Swap Provider.

                     2.   (A) To pay interest to the Class A  Certificates,  including any accrued unpaid interest from a prior Distribution Date.
                          (B) To pay interest  excluding any accrued unpaid  interest from a prior  Distribution  Date to the
                          Mezzanine Certificates, on a sequential basis.

                     3.   To pay principal to the Class A Certificates in accordance with the principal payment provisions described above under "Class A Principal Distribution Amount".

                     4.   To the Class A Certificate Insurer, any reimbursement amounts owing to the Class A Certificate
                          Insurer under the insurance agreement, the Certificate Guaranty Insurance Policy or the pooling and servicing agreement.

                     5.   To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under "Class M Principal Distribution Amount".

                     6.   From Net  Monthly  Excess  Cashflow,  if any,  to the  certificates  then  entitled  to receive distributions in respect of principal in order to reduce the Certificate  Principal  Balance of the certificates  to the extent  necessary to restore or maintain  the  Required  Overcollateralization
                          Amount.

                     7.   From Net Monthly Excess Cashflow, if any remaining, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, in the same priority as 2(B) above.

                     8.   From Net Monthly Excess Cashflow, if any remaining, to pay the allocated Realized Losses on the Mezzanine Certificates, in the same priority as 2(B) above.

                     9.   From Net Monthly Excess  Cashflow,  if any remaining,  to pay the Net WAC Rate Carryover Amount on the Class A  Certificates  and the  Mezzanine  Certificates  in the same  order of  priority  as described in 2 above.

                     10.  From Net  Monthly  Excess  Cashflow,  if any  remaining,  to pay the Swap  Termination  Payment
                          (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

                     11.  To pay to the Class M-3 and Class M-4 Certificates,  sequentially, 90% of the amount of any Net
                          Monthly Excess  Cashflow  remaining  after payments  pursuant to clauses (6) through (10) above, in reduction of the certificate principal balance thereof, until reduced to zero; and

                     12.  To pay any remaining  amount to the non-offered  certificates  identified in, and in accordance with the provisions of, the Pooling and Servicing Agreement.

Payment Priority     II. On each Distribution  Date, any Net Swap Payments payable to the Securities  Administrator on behalf
(continued):         of the  Supplemental  Interest  Trust by the Swap  Provider will be paid after the  distribution  of the
                     Available Distribution Amount as follows:

                     1.   To pay any unpaid  interest on the Class A Certificates  including any accrued unpaid  interest from a prior  Distribution  Date, on a pro rata basis based on entitlement  of such class,  then to pay any unpaid interest  including any accrued unpaid interest from prior Distribution Dates to the
                          Mezzanine Certificates, sequentially.

                     2.   To pay any  principal to the Offered  Certificates  in accordance  with the  principal  payment
                          provisions   described  above  in  an  amount   necessary  to  restore  or  maintain  the  Required
                          Overcollateralization Amount.*

                     3.   To  pay  any  allocated  Realized  Losses*  remaining  unpaid  on the  Mezzanine  Certificates, sequentially.

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 13

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Transaction Overview (Cont.)
-----------------------------------------------------------------------------------------------------------------------------------

                        4.   To pay the Net WAC Rate Carryover  Amount on the Offered  Certificates  remaining unpaid in the same order of priority as described above.

                        5.   To pay the Swap  Termination  Payment  (caused by a Swap Provider  Trigger Event under the Swap
                             Agreement) owed to the Swap Provider.

                        6.   To pay any remaining amount to the Class CE Certificates.

                        *  Notwithstanding  the foregoing,  the  cumulative  amount paid pursuant to clauses 2 and 3 shall at no time be permitted to exceed the  cumulative  amount of realized  losses  incurred on the Mortgage  Loans from and after the Cut-Off Date

ERISA:                  It is expected  that the  Offered  Certificates  may be  purchased  by, or with the assets of,  employee benefit plans subject to the Employee  Retirement  Income Security Act of 1974, as amended  ("ERISA") or plans or arrangements  subject to section 4975 of the Internal  Revenue Code (each, a "Plan").  Prior to the  termination  of the  Supplemental  Interest  Trust,  Plans or  persons  using  assets of a Plan may
                        purchase  the  Offered   Certificates  if  the  purchase  and  holding  meets  the  requirements  of  an investor-based  class exemption  issued by the Department of Labor.  Investors should consult with their counsel  with  respect  to the  consequences  under  ERISA  and the  Internal  Revenue  Code of a Plan's acquisition and ownership of such certificates.

Taxation - REMIC:       One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:   Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:  $25,000 and integral multiples of $1 in excess thereof.

-----------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 14

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Swap Schedule

------------------------------------------------------------------------------------------------------
   Distribution Date     Notional Schedule ($)      Distribution Date         Notional Schedule ($)
------------------------------------------------------------------------------------------------------
      5/25/2007             335,803,000.00               4/25/2011                42,553,862.16
      6/25/2007             327,818,269.15               5/25/2011                40,640,661.35
      7/25/2007             319,139,157.37               6/25/2011                38,813,241.45
      8/25/2007             309,802,003.79               7/25/2011                37,067,764.62
      9/25/2007             299,848,197.13               8/25/2011                35,400,564.38
      10/25/2007            289,323,965.95               9/25/2011                33,808,138.07
      11/25/2007            278,280,108.26               10/25/2011
      12/25/2007            266,771,660.14           and thereafter                   0.00
      1/25/2008             254,858,168.73
      2/25/2008             243,446,975.51
      3/25/2008             232,545,772.45
      4/25/2008             222,131,800.07
      5/25/2008             212,183,313.47
      6/25/2008             202,679,537.02
      7/25/2008             193,600,621.36
      8/25/2008             184,927,601.97
      9/25/2008             176,642,359.89
      10/25/2008            168,727,583.98
      11/25/2008            161,166,734.99
      12/25/2008            153,944,011.13
      1/25/2009             147,044,315.24
      2/25/2009             140,453,223.41
      3/25/2009             134,156,954.99
      4/25/2009             128,142,343.88
      5/25/2009             122,396,811.22
      6/25/2009             116,908,339.18
      7/25/2009             111,665,445.98
      8/25/2009             106,657,162.00
      9/25/2009             101,873,006.96
      10/25/2009             97,302,968.13
      11/25/2009             92,937,479.45
      12/25/2009             88,767,401.66
      1/25/2010              84,784,003.30
      2/25/2010              80,978,942.46
      3/25/2010              77,344,249.50
      4/25/2010              73,872,310.40
      5/25/2010              70,555,850.96
      6/25/2010              67,387,921.58
      7/25/2010              64,361,882.86
      8/25/2010              61,471,391.74
      9/25/2010              58,710,388.28
      10/25/2010             56,073,083.07
      11/25/2010             53,553,945.13
      12/25/2010             51,147,690.41
      1/25/2011              48,849,270.79
      2/25/2011              46,653,863.50
      3/25/2011              44,556,861.17
------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 15

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

                                                 Sensitivity Table
                                                    To 10% Call

           -------------------------------------------------------------------------------------------------------
                                                  50% PPC       75% PPC      100% PPC      125% PPC      150% PPC
           -------------------------------------------------------------------------------------------------------
           A             Avg Life (years)            5.14          3.42    |     2.50|         1.90          1.44
                         First Payment Date        May-07        May-07    |   May-07|       May-07        May-07
                         Last Payment Date         Aug-21        Nov-16    |   May-14|       Oct-12        Sep-11
                                                                           |         |
           M-1           Avg Life (years)            9.44          6.27    |     4.79|         4.22          4.29
                         First Payment Date        Nov-11        May-10    |   Aug-10|       Dec-10        Jun-11
                         Last Payment Date         Aug-21        Nov-16    |   May-14|       Oct-12        Sep-11
                                                                           |         |
           M-2           Avg Life (years)            9.44          6.27    |     4.76|         4.12          4.00
                         First Payment Date        Nov-11        May-10    |   Jul-10|       Oct-10        Jan-11
                         Last Payment Date         Aug-21        Nov-16    |   May-14|       Oct-12        Sep-11
                                                                           |         |
           M-3           Avg Life (years)            1.50          1.59    |     1.70|         1.87          2.10
                         First Payment Date        May-08        May-08    |   May-08|       Jun-08        Jul-08
                         Last Payment Date         May-09        Jul-09    |   Oct-09|       Feb-10        May-10
                                                                           |         |
           -------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 16

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

                                                 Sensitivity Table
                                                    To Maturity

           -------------------------------------------------------------------------------------------------------
                                                  50% PPC       75% PPC      100% PPC      125% PPC      150% PPC
           -------------------------------------------------------------------------------------------------------
           A             Avg Life (years)            5.18          3.66   |      2.72|         2.06          1.58
                         First Payment Date        May-07        May-07   |    May-07|       May-07        May-07
                         Last Payment Date         Nov-25        Dec-21   |    Dec-21|       Jun-19        Jan-17
                                                                          |          |
           M-1           Avg Life (years)            9.50          6.85   |      5.26|         4.59          4.59
                         First Payment Date        Nov-11        May-10   |    Aug-10|       Dec-10        Jun-11
                         Last Payment Date         Dec-21        Dec-21   |    Jun-19|       Sep-16        Nov-14
                                                                          |          |
           M-2           Avg Life (years)            9.50          6.85   |      5.21|         4.46          4.27
                         First Payment Date        Nov-11        May-10   |    Jul-10|       Oct-10        Jan-11
                         Last Payment Date         Dec-21        Dec-21   |    Jan-19|       May-16        Aug-14
                                                                          |          |
           M-3           Avg Life (years)            1.50          1.59   |      1.70|         1.87          2.10
                         First Payment Date        May-08        May-08   |    May-08|       Jun-08        Jul-08
                         Last Payment Date         May-09        Jul-09   |    Oct-09|       Feb-10        May-10
                                                                          |          |
           -------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 17

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

                                                 Sensitivity Table
                                                    To Maturity

                                 ------------------------------------------
                                                    CDR       Collateral
                                                 Break (%)     Loss (%)
                                 ------------------------------------------
                                 M-1         |     18.52|        15.95
                                             |          |
                                 M-2         |     14.80|        13.61
                                             |          |
                                 M-3         |     11.12|        10.97
                                             |          |
                                 ------------------------------------------

*The tables above display the Constant  Default Rate ("CDR"),  and the related  cumulative  collateral  loss,  where the  referenced
Certificate first incurs a writedown.

*Calculations are run to maturity. Other assumptions incorporated include:

     (1) The pricing Prepayment Assumptions are applied
     (2) Assumes 1-Month Forward LIBOR
     (3) Trigger Event is in effect
     (4) There is a 12 month lag in recoveries
     (5) Assumes bonds pay on the 25th of each month
     (6) Loss Severity of 40%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 18

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

     ---------------------------------------------------------------------------------------------
            Effective Available Funds Cap*              Effective Available Funds Cap*

                            Net WAC Pass-Through                           Net WAC Pass-Through
      Period       Date         Rate Cap (%)        Period      Date           Rate Cap (%)
     ---------------------------------------------------------------------------------------------
         1        5/25/2007         43.30             46       2/25/2011          16.89
         2        6/25/2007         24.12             47       3/25/2011          17.69
         3        7/25/2007         24.19             48       4/25/2011          16.67
         4        8/25/2007         23.84             49       5/25/2011          16.85
         5        9/25/2007         23.68             50       6/25/2011          16.45
         6       10/25/2007         23.71             51       7/25/2011          16.64
         7       11/25/2007         23.31             52       8/25/2011          16.24
         8       12/25/2007         23.32             53       9/25/2011          16.14
         9        1/25/2008         22.88             54      10/25/2011          10.92
        10        2/25/2008         22.66             55      11/25/2011          10.57
        11        3/25/2008         22.91             56      12/25/2011          10.92
        12        4/25/2008         22.23             57       1/25/2012          10.57
        13        5/25/2008         22.25             58       2/25/2012          10.57
        14        6/25/2008         21.82             59       3/25/2012          11.30
        15        7/25/2008         21.85             60       4/25/2012          10.57
        16        8/25/2008         21.42             61       5/25/2012          10.92
        17        9/25/2008         21.23             62       6/25/2012          10.57
        18       10/25/2008         21.28             63       7/25/2012          10.92
        19       11/25/2008         20.85             64       8/25/2012          10.57
        20       12/25/2008         20.91             65       9/25/2012          10.57
        21        1/25/2009         20.49             66      10/25/2012          10.92
        22        2/25/2009         20.31             67      11/25/2012          10.57
        23        3/25/2009         20.93             68      12/25/2012          10.92
        24        4/25/2009         19.97             69       1/25/2013          10.57
        25        5/25/2009         20.05             70       2/25/2013          10.57
        26        6/25/2009         19.63             71       3/25/2013          11.70
        27        7/25/2009         19.73             72       4/25/2013          10.57
        28        8/25/2009         19.31             73       5/25/2013          10.92
        29        9/25/2009         19.16             74       6/25/2013          10.57
        30       10/25/2009         19.26             75       7/25/2013          10.92
        31       11/25/2009         18.85             76       8/25/2013          10.57
        32       12/25/2009         18.97             77       9/25/2013          10.57
        33        1/25/2010         18.56             78      10/25/2013          10.92
        34        2/25/2010         18.42             79      11/25/2013          10.57
        35        3/25/2010         19.14             80      12/25/2013          10.92
        36        4/25/2010         18.14             81       1/25/2014          10.57
        37        5/25/2010         18.28             82       2/25/2014          10.57
        38        6/25/2010         17.87             83       3/25/2014          11.71
        39        7/25/2010         18.01             84       4/25/2014          10.57
        40        8/25/2010         17.61             85       5/25/2014          10.93
        41        9/25/2010         17.49
        42       10/25/2010         17.64                                                                         *Pricing Speed
        43       11/25/2010         17.24                                                    *Effective AFC is ACT/360 day count
        44       12/25/2010         17.40                                              *1 Month Libor:  20% as of April 27, 2007
                                                                                                *Includes Net Swap Payments from
        45        1/25/2011         17.01                                                                      the Swap Provider
     ---------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 19

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

                                                  Excess Spread*
                        (Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

----------------------------------------------------------------------------------------------------------
                  Excess                    Excess                    Excess                    Excess
                 Spread in                 Spread in                 Spread in                 Spread in
                    bp         1 Month        bp                        bp         1 Month        bp
                  (Static      Forward     (Forward                   (Static      Forward     (Forward
    Period        LIBOR)      LIBOR (%)     LIBOR)       Period       LIBOR)      LIBOR (%)     LIBOR)
----------------------------------------------------------------------------------------------------------
      1             878        5.3200         878          45           600        4.9099         616
----------------------------------------------------------------------------------------------------------
      2             510        5.3356         510          46           600        4.9095         616
----------------------------------------------------------------------------------------------------------
      3             516        5.3398         515          47           625        4.9110         641
----------------------------------------------------------------------------------------------------------
      4             514        5.2885         515          48           599        4.9115         616
----------------------------------------------------------------------------------------------------------
      5             517        5.2717         517          49           608        5.0036         621
----------------------------------------------------------------------------------------------------------
      6             523        5.2406         524          50           599        5.0064         612
----------------------------------------------------------------------------------------------------------
      7             521        5.1760         523          51           607        5.0098         621
----------------------------------------------------------------------------------------------------------
      8             528        5.1538         530          52           598        5.0129         612
----------------------------------------------------------------------------------------------------------
      9             526        5.0852         530          53           598        5.0162         612
----------------------------------------------------------------------------------------------------------
      10            529        4.9860         534          54           598        5.0187         622
----------------------------------------------------------------------------------------------------------
      11            541        4.9307         547          55           582        5.0208         607
----------------------------------------------------------------------------------------------------------
      12            534        4.8721         543          56           598        5.0244         622
----------------------------------------------------------------------------------------------------------
      13            542        4.8684         551          57           582        5.0262         606
----------------------------------------------------------------------------------------------------------
      14            540        4.8232         551          58           582        5.0275         606
----------------------------------------------------------------------------------------------------------
      15            549        4.7815         560          59           614        5.0307         636
----------------------------------------------------------------------------------------------------------
      16            547        4.7374         560          60           582        5.0347         606
----------------------------------------------------------------------------------------------------------
      17            550        4.6935         565          61           598        5.1139         615
----------------------------------------------------------------------------------------------------------
      18            559        4.6523         575          62           582        5.1177         599
----------------------------------------------------------------------------------------------------------
      19            558        4.6083         576          63           598        5.1213         614
----------------------------------------------------------------------------------------------------------
      20            567        4.5697         586          64           582        5.1259         598
----------------------------------------------------------------------------------------------------------
      21            566        4.5272         587          65           582        5.1279         598
----------------------------------------------------------------------------------------------------------
      22            570        4.4872         593          66           598        5.1310         613
----------------------------------------------------------------------------------------------------------
      23            592        4.4493         614          67           582        5.1345         598
----------------------------------------------------------------------------------------------------------
      24            579        4.4106         605          68           598        5.1371         613
----------------------------------------------------------------------------------------------------------
      25            590        4.7879         607          69           582        5.1406         597
----------------------------------------------------------------------------------------------------------
      26            589        4.7787         607          70           582        5.1411         597
----------------------------------------------------------------------------------------------------------
      27            600        4.7704         619          71           630        5.1446         643
----------------------------------------------------------------------------------------------------------
      28            600        4.7604         620          72           582        5.1466         597
----------------------------------------------------------------------------------------------------------
      29            606        4.7518         623          73           598        5.2130         607
----------------------------------------------------------------------------------------------------------
      30            617        4.7435         631          74           582        5.2152         591
----------------------------------------------------------------------------------------------------------
      31            614        4.7339         629          75           598        5.2185         606
----------------------------------------------------------------------------------------------------------
      32            623        4.7262         637          76           582        5.2224         590
----------------------------------------------------------------------------------------------------------
      33            619        4.7159         635          77           582        5.2241         590
----------------------------------------------------------------------------------------------------------
      34            622        4.7074         638          78           598        5.2270         606
----------------------------------------------------------------------------------------------------------
      35            643        4.7000         658          79           582        5.2296         590
----------------------------------------------------------------------------------------------------------
      36            627        4.6913         644          80           598        5.2321         605
----------------------------------------------------------------------------------------------------------
      37            637        4.9013         648          81           582        5.2348         589
----------------------------------------------------------------------------------------------------------
      38            616        4.9023         629          82           582        5.2354         589
----------------------------------------------------------------------------------------------------------
      39            610        4.9043         623          83           630        5.2385         636
----------------------------------------------------------------------------------------------------------
      40            596        4.9052         610          84           582        5.2399         589
----------------------------------------------------------------------------------------------------------
      41            599        4.9060         614          85           598        5.2951         600
----------------------------------------------------------------------------------------------------------
      42            609        4.9073         624
----------------------------------------------------------------------------------------------------------
      43            601        4.9079         617
----------------------------------------------------------------------------------------------------------
      44            609        4.9098         624
----------------------------------------------------------------------------------------------------------

*Includes Net Swap Payments
*Excess Spread is on a 30/360 day count.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 20

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   SUMMARY - AGGREGATE POOL*
-----------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans:                                  5,767   Property Type:
Aggregate Principal Balance:                        $370,848,626   Single Family Residence:                                 55.32%
Conforming Balance Loans:                           $331,970,288   PUD:                                                     25.35%
Average Principal Balance:                               $64,305   2-4 Family:                                               8.28%
Range:                                         $7,614 - $597,052   Condo:                                                   10.96%
Weighted Coupon:                                         11.447%   Condotel:                                                 0.00%
Range:                                          4.625% - 22.250%   Townhouse:                                                0.09%
Weighted Average Remaining Term (months):                    196   Modular:                                                  0.01%
Range (months):                                        115 - 359   Occupancy Status:
Weighted Average Seasoning (months):                           4   Primary:                                                 77.18%
Latest Maturity Date:                              March 1, 2037   Investment:                                              15.40%
State Concentration (top 5):                                       Second Home:                                              7.43%
Florida:                                                  16.06%   Documentation Status:
California:                                               15.64%   Full Documentation:                                      15.17%
Virginia:                                                  6.38%   Stated Documentation:                                    77.74%
Arizona:                                                   6.22%   Limited Documentation:                                    0.21%
Maryland:                                                  5.24%   No Documentation:                                         6.88%
Weighted Average Combined Original LTV:                   95.61%   Weighted Average Prepayment Term (Months):                   25
Range:                                          12.85% - 100.00%   Loans with Prepayment Penalties:                          4.09%
First Liens:                                               0.00%   Interest Only Loans:                                      0.00%
Second Liens:                                            100.00%   Weighted Average Interest Only Term (Months):                 0
Non-Balloon Loans:                                        13.52%
Non-Zero Weighted Average FICO:                              709
Index Type:
Fixed Rate:                                              100.00%
---------------------------------------------------------------------------------------------------------------------------------
  * Unless otherwise stated, all percentages are based on Aggregate Principal Balance as of the Cutoff Date

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 21

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                             Originator
---------------------------------------------------------------------------------------------------------------------------------

                                                                                      % of
                                                                                   Aggregate
                                        Number of                                  Remaining               W.A.       W.A.
                                         Initial         Aggregate Remaining       Principal    W.A.       Non-Zero   Original
             Originator               Mortgage Loans    Principal Balance ($)       Balance     Coupon (%)    FICO     CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
American Home                                   3,770                251,480,115          67.81     11.809        710      95.89
New Century Mortgage                              667                 38,142,432          10.29     10.360        709      94.40
Quicken Loans                                     372                 20,112,907           5.42      8.931        711      87.29
People's Choice                                   250                 18,938,160           5.11     10.938        699      99.29
Other                                             708                 42,175,012          11.37     11.697        705      97.32
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767                370,848,626         100.00     11.447        709      95.61
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                            Product Type
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
            Product Type              Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Fixed - 10 Year                                     6                  246,874            0.07     12.588         690      96.84
Fixed - 15 Year                                   148                6,904,083            1.86      9.168         724      86.66
Fixed - 20 Year                                    64                2,620,837            0.71     11.579         693      95.11
Fixed - 30 Year                                   737               40,373,948           10.89     11.019         708      96.58
Balloon - 15/30                                 4,812              320,702,884           86.48     11.547         709      95.68
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  Principal Balance at Origination
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     % of
                                                                                   Aggregate
                                                                                   Remaining                 W.A.     W.A.
                                     Number of Initial    Aggregate Remaining      Principal   W.A.        Non-Zero   Original
Principal Balance at Origination ($)   Mortgage Loans    Principal Balance ($)      Balance    Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
0.01 - 50,000.00                                  2,941               92,095,642         24.83     11.487         707      94.98
50,000.01 - 100,000.00                            1,985              139,534,783         37.63     11.359         707      96.73
100,000.01 - 150,000.00                             459               56,306,669         15.18     11.602         708      96.01
150,000.01 - 200,000.00                             239               41,954,787         11.31     12.032         709      95.25
200,000.01 - 250,000.00                              65               14,663,274          3.95     10.821         715      95.86
250,000.01 - 300,000.00                              44               12,579,382          3.39     11.250         728      96.14
300,000.01 - 350,000.00                               6                1,955,924          0.53     10.624         710      90.16
350,000.01 - 400,000.00                              20                7,791,743          2.10     10.992         732      89.52
400,000.01 - 450,000.00                               1                  414,226          0.11     10.875         671      79.42
450,000.01 - 500,000.00                               6                2,955,144          0.80      9.545         721      82.31
550,000.01 - 600,000.00                               1                  597,052          0.16      7.875         759      76.19
---------------------------------------------------------------------------------------------------------------------------------
Total:                                            5,767              370,848,626        100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 22

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     Remaining Principal Balance
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                                                                  Remaining                  W.A.     W.A.
  Remaining Principal Balance     Number of Initial     Aggregate Remaining       Principal    W.A.        Non-Zero   Original
              ($)                  Mortgage Loans      Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
0.01 - 50,000.00                                2,948               92,426,587           24.92     11.479         707      94.99
50,000.01 - 100,000.00                          1,979              139,247,399           37.55     11.363         707      96.73
100,000.01 - 150,000.00                           460               56,542,500           15.25     11.599         708      96.02
150,000.01 - 200,000.00                           237               41,675,396           11.24     12.039         709      95.21
200,000.01 - 250,000.00                            66               14,887,831            4.01     10.835         715      95.92
250,000.01 - 300,000.00                            43               12,354,826            3.33     11.241         728      96.07
300,000.01 - 350,000.00                             6                1,955,924            0.53     10.624         710      90.16
350,000.01 - 400,000.00                            20                7,791,743            2.10     10.992         732      89.52
400,000.01 - 450,000.00                             1                  414,226            0.11     10.875         671      79.42
450,000.01 - 500,000.00                             6                2,955,144            0.80      9.545         721      82.31
550,000.01 - 600,000.00                             1                  597,052            0.16      7.875         759      76.19
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                           Remaining Term
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
          Months Remaining            Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
61 - 120                                            6                  246,874            0.07     12.588         690      96.84
121 - 180                                       4,960              327,606,967           88.34     11.497         709      95.49
181 - 240                                          64                2,620,837            0.71     11.579         693      95.11
301 - 360                                         737               40,373,948           10.89     11.019         708      96.58
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                         Interest Only Term
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
          IO Term (months)            Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
0                                               5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 23

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                            Mortgage Rate
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
         Mortgage Rate (%)            Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
4.500 - 4.999                                       2                  177,119            0.05      4.625         741      69.49
5.000 - 5.499                                       3                  385,156            0.10      5.170         734      72.71
5.500 - 5.999                                       8                  645,067            0.17      5.823         740      71.82
6.000 - 6.499                                       8                  489,901            0.13      6.222         775      63.76
6.500 - 6.999                                      21                1,759,177            0.47      6.805         735      75.56
7.000 - 7.499                                      32                1,959,870            0.53      7.190         731      82.30
7.500 - 7.999                                     126                8,784,530            2.37      7.718         737      86.17
8.000 - 8.499                                     147                8,046,960            2.17      8.214         727      91.91
8.500 - 8.999                                     248               14,559,980            3.93      8.716         724      93.24
9.000 - 9.499                                     188               12,693,383            3.42      9.221         713      94.03
9.500 - 9.999                                     479               27,810,539            7.50      9.763         707      95.44
10.000 - 10.499                                   554               35,597,622            9.60     10.180         715      96.50
10.500 - 10.999                                   460               35,077,927            9.46     10.692         709      96.04
11.000 - 11.499                                   406               35,008,190            9.44     11.218         716      97.28
11.500 - 11.999                                   426               34,043,444            9.18     11.692         707      96.10
12.000 - 12.499                                   479               28,602,720            7.71     12.179         701      95.52
12.500 - 12.999                                   829               46,716,205           12.60     12.637         703      96.76
13.000 - 13.499                                   490               27,055,608            7.30     13.180         701      96.76
13.500 - 13.999                                   384               22,848,669            6.16     13.670         699      97.27
14.000 - 14.499                                   210               12,860,639            3.47     14.193         699      97.25
14.500 - 14.999                                   125                7,562,143            2.04     14.614         700      96.68
15.000 - 15.499                                    49                2,626,349            0.71     15.187         697      96.81
15.500 - 15.999                                    49                2,678,225            0.72     15.725         707      95.50
16.000 - 16.499                                    13                  851,140            0.23     16.264         723      95.11
16.500 - 16.999                                    12                1,086,037            0.29     16.703         740      96.56
17.000 - 17.499                                     8                  161,546            0.04     17.167         694      96.60
17.500 - 17.999                                     5                  387,957            0.10     17.821         719      96.96
18.000 - 18.499                                     1                   55,985            0.02     18.250         739     100.00
18.500 - 18.999                                     1                   23,791            0.01     18.500         662     100.00
19.000 - 19.499                                     1                  121,961            0.03     19.375         737     100.00
20.000 - 20.499                                     2                  133,813            0.04     20.250         728     100.00
22.000 - 22.499                                     1                   36,975            0.01     22.250         633     100.00
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 24

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                Original Combined Loan-to-Value Ratio
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
  Original Combined Loan-to-Value        Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
             Ratio (%)                Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Less than or equal to 50.00                        17                  982,905            0.27      8.624         730      40.02
50.01 - 55.00                                       8                  879,369            0.24      7.680         716      53.20
55.01 - 60.00                                       9                  606,551            0.16      8.678         671      57.17
60.01 - 65.00                                       5                  586,078            0.16      9.935         715      63.05
65.01 - 70.00                                      28                1,859,136            0.50      7.683         714      67.47
70.01 - 75.00                                      23                2,396,901            0.65      8.804         723      73.18
75.01 - 80.00                                      99               10,730,957            2.89      9.583         710      78.72
80.01 - 85.00                                     142                8,179,921            2.21     10.231         698      83.73
85.01 - 90.00                                   1,097               54,309,014           14.64     11.418         706      89.41
90.01 - 95.00                                   1,267               72,907,108           19.66     11.889         713      94.64
95.01 - 100.00                                  3,072              217,410,688           58.63     11.544         708      99.87
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                      FICO Score at Origination
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
     FICO Score at Origination        Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
600 - 624                                          43                2,191,655            0.59     12.111         622      88.62
625 - 649                                         247               12,398,660            3.34     11.762         638      90.90
650 - 674                                       1,012               62,052,962           16.73     12.383         666      95.48
675 - 699                                       1,509              101,066,249           27.25     11.398         687      96.74
700 - 724                                       1,052               69,663,892           18.78     11.104         711      96.02
725 - 749                                         866               56,320,949           15.19     11.258         736      95.78
750 - 774                                         635               41,111,258           11.09     11.151         761      94.69
775 - 799                                         312               19,151,979            5.16     10.982         785      94.69
800 - 824                                          91                6,891,021            1.86     10.997         808      93.38
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 25

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                      Geographic Distribution*
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
              Location                Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Florida                                           760               59,566,191           16.06     12.073         711      95.50
California                                        660               58,017,970           15.64     10.909         706      95.54
Virginia                                          296               23,678,065            6.38     11.035         709      95.99
Arizona                                           344               23,075,028            6.22     11.540         712      96.72
Maryland                                          279               19,424,929            5.24     11.304         701      96.35
New York                                          181               17,211,381            4.64     11.575         704      94.83
Illinois                                          270               16,524,688            4.46     11.403         710      95.79
Texas                                             319               12,234,896            3.30     10.961         718      96.66
Georgia                                           267               11,189,996            3.02     11.785         709      96.96
New Jersey                                        144               10,699,910            2.89     11.315         702      93.81
North Carolina                                    261               10,491,497            2.83     11.851         711      95.93
Nevada                                            138                9,455,284            2.55     11.146         709      95.24
Massachusetts                                     124                9,093,723            2.45     11.680         704      94.87
Colorado                                          156                8,987,897            2.42     11.780         716      96.34
Washington                                        132                8,133,004            2.19     11.198         709      94.32
Oregon                                            120                7,600,628            2.05     11.418         717      95.73
Utah                                               70                6,911,147            1.86     11.748         719      96.42
Connecticut                                        91                6,559,452            1.77     11.925         700      92.68
Minnesota                                          92                5,677,046            1.53     11.843         710      97.38
Michigan                                          156                5,623,334            1.52     10.521         707      94.69
Pennsylvania                                      120                5,063,901            1.37     11.303         710      94.39
South Carolina                                     94                4,504,847            1.21     11.562         719      97.12
Hawaii                                             27                2,808,862            0.76     10.397         717      96.37
Idaho                                              46                2,577,213            0.69     11.784         713      92.13
Rhode Island                                       39                2,499,238            0.67     12.089         692      94.26
Ohio                                               70                2,477,231            0.67     10.952         706      94.49
Missouri                                           57                2,224,810            0.60     11.495         711      94.98
New Hampshire                                      42                1,898,539            0.51     11.840         700      94.63
Delaware                                           26                1,472,645            0.40     11.677         709      90.64
Indiana                                            49                1,340,578            0.36     11.995         723      96.65
Tennessee                                          28                1,212,924            0.33     10.492         713      95.74
Wisconsin                                          22                1,182,295            0.32     11.616         702      97.12
District of Columbia                               17                1,156,583            0.31     12.474         723      96.95
Maine                                              30                1,126,964            0.30     11.852         687      96.06
Alabama                                            36                1,092,413            0.29     11.759         692      94.60
Louisiana                                          27                1,078,648            0.29     12.527         723      98.47
Kentucky                                           24                  909,766            0.25     11.793         705      97.67
---------------------------------------------------------------------------------------------------------------------------------

*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 26

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                 Geographic Distribution (continued)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                     Number of                                 Remaining                  W.A.        W.A.
                                     Initial          Aggregate Remaining      Principal       W.A.       Non-Zero    Original
              Location               Mortgage Loans   Principal Balance ($)    Balance         Coupon (%) FICO        CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Oklahoma                                           27                  807,628            0.22     10.862         719      95.45
Mississippi                                        23                  729,954            0.20     12.457         730      94.60
Kansas                                             16                  717,778            0.19     10.421         729      95.68
New Mexico                                         16                  684,975            0.18     10.343         684      94.53
Montana                                             9                  646,283            0.17     10.893         719      90.07
West Virginia                                      11                  557,780            0.15     11.054         704      97.51
Wyoming                                             8                  407,765            0.11     10.918         738      91.06
Vermont                                             8                  384,618            0.10     10.933         697      96.83
Arkansas                                           10                  335,235            0.09     11.269         718      96.29
Nebraska                                            9                  330,290            0.09     10.208         718      96.96
Iowa                                               12                  278,349            0.08     11.223         696      95.73
Alaska                                              4                  184,447            0.05     11.024         705      95.11
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 27

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                          Occupancy Status
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
          Occupancy Status            Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Primary                                         3,997              286,214,234           77.18     11.010         705      96.04
Investment                                      1,367               57,093,564           15.40     13.112         722      93.04
Second Home                                       403               27,540,828            7.43     12.526         728      96.47
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                         Documentation Type
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
         Documentation Type           Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Stated Income/Verified Asset                    2,039              134,016,262           36.14     11.749         703      95.36
No Ratio                                        1,775              128,558,195           34.67     11.598         710      97.13
Full/Alternative                                1,101               56,252,424           15.17      9.741         714      93.08
No Documentation                                  420               24,508,116            6.61     12.825         731      96.00
Stated Income/Stated Asset                        352               21,937,291            5.92     11.359         704      94.57
No Income/Stated Asset                             45                3,768,930            1.02     12.008         708      94.42
No Income/No Asset                                 16                1,022,575            0.28     13.495         710      92.62
Verified Income/Stated Asset                       16                  523,197            0.14     11.618         684      95.42
Reduced                                             3                  261,637            0.07     10.672         697     100.00
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                            Loan Purpose
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
            Loan Purpose              Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Purchase                                        3,904              248,792,722           67.09     11.780         714      97.71
Refinance - Cashout                             1,618              109,450,301           29.51     10.809         697      91.37
Refinance - Rate Term                             233               12,038,934            3.25     10.341         708      90.55
Construction                                       12                  566,669            0.15     11.715         698      98.10
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 28

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                            Property Type
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
           Property Type              Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                         3,302              205,166,370           55.32     11.169         705      95.04
PUD                                             1,344               93,997,160           25.35     11.410         712      96.50
Condo                                             648               40,658,356           10.96     11.859         718      96.75
2-4 Family                                        462               30,693,713            8.28     12.889         714      95.33
Townhouse                                          10                  317,438            0.09      9.238         707      80.63
Modular                                             1                   15,589            0.00     12.750         679      90.00
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  Original Prepayment Penalty Term
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                  W.A.     W.A.
                                         Initial        Aggregate Remaining       Principal    W.A.        Non-Zero   Original
  Prepayment Penalty Term (months)    Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    FICO      CLTV (%)
---------------------------------------------------------------------------------------------------------------------------------
0                                               5,575              355,666,347           95.91     11.457         709      95.47
12                                                 11                  764,797            0.21     12.636         695      98.75
24                                                143               11,884,210            3.20     11.008         704      99.39
36                                                 38                2,533,273            0.68     11.737         699      96.93
---------------------------------------------------------------------------------------------------------------------------------
Total:                                          5,767              370,848,626          100.00     11.447         709      95.61
---------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 29

-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Acquisition Closed-End Seconds Trust,                                                                Deutsche Bank [LOGO]
Series 2007-1
-----------------------------------------------------------------------------------------------------------------------------------

                                               FOR ADDITIONAL INFORMATION PLEASE CALL:

-----------------------------------------------------------------------------------------
                             Deutsche Bank Securities
-----------------------------------------------------------------------------------------

    ABS Banking
    -----------
    Michael Ciuffo                                 212-250-7905
    Brian Haklisch                                 212-250-8745
    Anjali Mecklai                                 212-250-4214
    Chris Gibson                                   212-250-8269

    ABS Structuring
    ---------------
    Patrick Kim                                    212-250-3053
    Andrew McDermott                               212-250-3978

    ABS Collateral
    --------------
    Yiyun Tsai                                     212-250-5312

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                              Rating Agency Contacts
-----------------------------------------------------------------------------------------

    S&P
    ---
    Mona Solar                                     212-438-2668
    David Hongwei Wang                             212-438-1580

    DBRS
    ----
    Bernard Maas                                   212-806-3258
    Adler Salomon                                  212-806-3255
    Sagar Kongettira                               212-806-3266

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                        Class A Certificate Insurer Contacts
-----------------------------------------------------------------------------------------

    XL Capital Assurance Inc.
    -------------------------
    Linda Kobrin                                   212-478-3424
    James Lundy, Jr.                               212-478-3405
-----------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this TERM SHEET relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at 212-250-7730. This TERM SHEET is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this TERM SHEET is preliminary and is subject to completion or change. The information in this TERM SHEET, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar TERM SHEET relating to these securities. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE
WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this TERM SHEET may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 30